Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of SORL AUTO PARTS, INC. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date here of (the “report”), we, Xiao Ping Zhang and Zong Yun Zhou, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated this 29th day of March, 2012	By: /s/ Xiao Ping Zhang Xiao Ping Zhang Chief Executive Officer

By: /s/ Zong Yun Zhou Zong Yun Zhou Chief Financial Officer

The foregoing certification is being furnished herewith the Company’s 10-K for the period ended December 31, 2011 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Exchange Act of 1934, as amended and it is not being incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.